UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2009

GOLDEN PHOENIX MINERALS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

On January 16, 2009, Golden Phoenix Minerals, Inc. (the “Company”) entered into a Consulting Agreement (the “Agreement”) with Thomas Klein, whereby Mr. Klein is to provide consulting services to the Company in connection with the Company’s continued financing and debt conversion efforts. Mr. Klein currently serves on the Company’s Board of Directors and Governance Committee.

As compensation for his consulting services, and as previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 19, 2008 and now formalized in the Agreement, Mr. Klein will receive 1,500,000 shares of Company common stock valued at a 50% discount to the trailing twenty day Company common stock average price, totaling $11,835 (“Initial Compensation”). Such Initial Compensation shall serve to offset the expenses incurred by Mr. Klein in his attempt to help secure the Company future financing. Pursuant to the Agreement, Mr. Klein will be obligated to incur expenses or purchase Company debt up to the full value of the Initial Compensation.

In addition, Mr. Klein will be eligible to receive 1,500,000 warrants to purchase Company common stock upon the acquisition of $200,000 in financing for the Company, or the retirement of up to $500,000 of the Company’s existing debt, that are a result of Mr. Klein’s efforts (“Subsequent Compensation”). Pursuant to the Agreement, the warrants associated with the Subsequent Compensation will vest pro-rata as efforts are made to secure the $200,000 financing or $500,000 debt reduction, respectively, and will have an exercise price of $0.0079.

Furthermore, for all financing obtained by Mr. Klein’s efforts above $200,000 or resulting in the retirement of the Company’s existing debt in excess of $500,000, Mr. Klein will be eligible for a 10% finder’s fee paid either in cash or, at the discretion of the finder, in restricted Company common stock at a 20% discount to the closing market price of the Company’s common stock at the time of contracting (“Finder’s Fee Compensation”).

The Company has agreed that it will use its best efforts to register the stock issued in connection with the Initial Compensation, Subsequent Compensation and Finder’s Fee Compensation pursuant to an applicable registration statement filed with the SEC. Mr. Klein has agreed to a non-competition clause and a non-solicitation clause, both applicable during the course of Mr. Klein’s consulting services to the Company and for a period to end twelve (12) months after termination of the Agreement.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.1	Consulting Agreement dated January 16, 2009

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated:	January 23, 2009	By: /s/ David A. Caldwell

David A. Caldwell

Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Consulting Agreement dated January 16, 2009

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